As filed with the Securities and Exchange Commission on December 20, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALON USA PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	46-0810241
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12700 Park Central Drive, Suite 1600

Dallas, Texas 75251

(Address of principal executive offices, including zip code)

ALON USA PARTNERS, LP 2012 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Shai Even

James Ranspot

12700 Park Central Drive, Suite 1600

Dallas, Texas 75251

(972) 367-3600

(Name, address and telephone number of agent for service)

copy to:

Mike Rosenwasser

Gillian Hobson

Vinson & Elkins L.L.P.

666 Fifth Avenue, 26th Floor

New York, New York 10103

(212) 237-0000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Units, representing limited partner interests	3,125,000 units	$21.66	$67,687,500	$9,232.58

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any of the Registrant’s additional common units (“Common Units”) that become issuable under the Alon USA Partners, LP 2012 Long-Term Incentive Plan, as amended from time to time (the “Plan”), pursuant to the antidilution provisions of the Plan.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act, and based on the market value per Common Unit as of the time of filing. The price per unit and aggregate offering prices for the units registered hereby are calculated on the basis of $21.66, which is the average of the high and low sales prices of the Common Units on the New York Stock Exchange on December 17, 2012.

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Alon USA Partners, LP (the “Registrant”) will send or give to all participants in the Alon USA Partners, LP 2012 Long-Term Incentive Plan (the “Plan”) the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 Registration Statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents, which have been previously filed with the Commission, are incorporated by reference in this Registration Statement and will be deemed to be a part hereof:

(a)	The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act (File No. 333-183671) relating to the Registrant’s Registration Statement on Form S-1, filed with the Commission on November 20, 2012; and

(b)	The description of the Registrant’s Common Units contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-35742) filed with the Commission on November 15, 2012, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 7.7 of the Registrant’s First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) provides that the Registrant will, to the fullest extent permitted by law, indemnify (including through the advancement of expenses) (i) Alon USA Partners GP, LLC, its general partner (the “General Partner”), (ii) any departing general partner of the Registrant (a “Departing GP”), (iii) any person who is or was an affiliate of the Registrant or its subsidiaries or the General Partner or a Departing GP, (iv) any manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of the Registrant or its subsidiaries, the General Partner, a Departing GP, or any affiliate of the foregoing, (v) any person who is or was serving at the request of the General Partner, a Departing GP or any affiliate of the foregoing as an officer, director, manager, managing member, general partner, employee, agent, fiduciary, or trustee of another person owing a fiduciary or similar duty to any of the Registrant or its subsidiaries (provided such person shall not be an indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services), (vi) any person who controls the General Partner or a Departing GP, and (vii) any person the General Partner designates as an indemnitee because such person’s status, relationship or service exposes such person to potential claims relating to the Registrant’s business and affairs, in each case, against liabilities, claims, costs, damages, liabilities, expenses, judgments, fines, penalties, interest, settlements, or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings in which such person may be or is threatened to be involved by reason of such person’s status as an indemnitee, subject to the limitations expressed in the Partnership Agreement. The indemnitee shall not be indemnified and held harmless if there has been a final and nonappealable judgment by a court of competent jurisdiction that the indemnitee acted in bad faith or, with respect to any criminal matter, acted with knowledge that the indemnitee’s conduct was unlawful.

Any indemnification described above will only be made out of the assets of the Registrant. Unless the General Partner otherwise agrees, in its sole discretion, the General Partner will not be personally liable for, or have any obligation to contribute or loan any funds or assets to the Registrant to enable it to effectuate such indemnification.

Subject to any terms, conditions or restrictions set forth in the Partnership Agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever. In addition, Section 9(b) of the Underwriting Agreement provides for the indemnification by the underwriters in certain circumstances of the Registrant, the General Partner and specified related entities with respect to certain information furnished in writing by or on behalf of the underwriters.

Under the terms of the Plan, members of the Plan administration committee and officers and employees of the Registrant, the General Partner or any of their affiliates acting at the direction or on behalf of the Plan administration committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan and shall, to the fullest extent permitted by law, be indemnified and held harmless by the General Partner with respect to any such action or determination.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Certificate of Limited Partnership of Alon USA Partners, LP, previously filed with the Commission as Exhibit 3.1 to the Registrant’s Form S-1 Registration Statement (File No. 333-183671) on August 31, 2012, and incorporated herein by reference.

4.2	First Amended and Restated Agreement of Limited Partnership of Alon USA Partners, LP, previously filed with the Commission as Exhibit 3.1 to the Registrant’s Form 8-K (File No. 000-35742) on November 26, 2012, and incorporated herein by reference.

4.3	Alon USA Partners, LP 2012 Long-Term Incentive Plan, previously filed with the Commission as Exhibit 10.7 to the Registrant’s Form 8-K Registration Statement (File No. 000-35742) on November 26, 2012, and incorporated herein by reference.

4.4	Form of Restricted Unit Agreement, previously filed with the Commission as Exhibit 10.34 to Amendment No. 3 to the Registrant’s Form S-1 Registration Statement (File No. 333-183671) on October 31, 2012, and incorporated herein by reference.

5.1*	Opinion of Vinson & Elkins LLP.

23.1*	Consent of Vinson & Elkins LLP (included in the opinion filed as Exhibit 5.1 hereto).

23.2*	Consent of KPMG LLP (independent registered public accounting firm).

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 20, 2012.

ALON USA PARTNERS, LP

By:	ALON USA PARTNERS GP, LLC,
its General Partner

By:	/s/ Paul Eisman
Name: Paul Eisman
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints Paul Eisman and Shai Even, either of whom may act without the joiner of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead in any and all capacities to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any and all additional registration statements relating to the same offering of securities as the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Paul Eisman Paul Eisman	President, Chief Executive Officer and Director (Principal Executive Officer)	December 20, 2012

/s/ Shai Even Shai Even	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2012

/s/ David Wiessman David Wiessman	Executive Chairman	December 20, 2012

/s/ Jeff D. Morris Jeff D. Morris	Vice Chairman	December 20, 2012

/s/ Itzhak Bader Itzhak Bader	Director	December 20, 2012

/s/ Boaz Biran Boaz Biran	Director	December 20, 2012

/s/ Eitan Raff Eitan Raff	Director	December 20, 2012

/s/ Mordehay Ventura Mordehay Ventura	Director	December 20, 2012

/s/ Snir Wiessman Snir Wiessman	Director	December 20, 2012

EXHIBIT INDEX

Exhibit Number	Description

4.1	Certificate of Limited Partnership of Alon USA Partners, LP, previously filed with the Commission as Exhibit 3.1 to the Registrant’s Form S-1 Registration Statement (File No. 333-183671) on August 31, 2012, and incorporated herein by reference.

4.2	First Amended and Restated Agreement of Limited Partnership of Alon USA Partners, LP, previously filed with the Commission as Exhibit 3.1 to the Registrant’s Form 8-K (File No. 000-35742) on November 26, 2012, and incorporated herein by reference.

4.3	Alon USA Partners, LP 2012 Long-Term Incentive Plan, previously filed with the Commission as Exhibit 10.7 to the Registrant’s Form 8-K (File No. 000-35742) on November 26, 2012, and incorporated herein by reference.

4.4	Form of Restricted Unit Agreement, previously filed with the Commission as Exhibit 10.34 to Amendment No. 3 to the Registrant’s Form S-1 Registration Statement (File No. 333-183671) on October 31, 2012, and incorporated herein by reference.

5.1*	Opinion of Vinson & Elkins LLP.

23.1*	Consent of Vinson & Elkins LLP (included in the opinion filed as Exhibit 5.1 hereto).

23.2*	Consent of KPMG LLP (independent registered public accounting firm).

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.